Exhibit 99.1

NITRO CONSTRUCTION SERVICES ANNOUNCES ACQUISITION OF RIGNEY DIGITAL SYSTEMS

 Nitro, WV   September 18, 2025- Energy Services of America Corporation (the “Company” or “Energy Services”) (Nasdaq: ESOA),today announced that its subsidiary, Nitro Construction Services, Inc. (“Nitro Construction” or “Nitro”), has entered into an Asset Purchase Agreement with Rigney Digital Systems Ltd Co. (“Rigney Digital Systems” or “Rigney”), a regional leader in HVAC control systems located in Hurricane, West Virginia.

Rigney Digital Systems, founded in 2000, has built a strong reputation for designing, installing, and servicing advanced HVAC control systems that improve efficiency, comfort, and reliability. Under the new ownership, Rigney will maintain its brand identity, staff, and client relationships, while benefiting from Nitro Construction’s resources and support. The purchase expands Nitro’s expertise in building technology while allowing Rigney to continue operating under its well-respected name.

“This acquisition is a natural fit for Nitro Construction,” said Douglas Reynolds, President and CEO of Energy Services. “Rigney Digital Systems’ HVAC control expertise complements our existing services and allows us to provide clients with smarter, more efficient building solutions — all while preserving the Rigney name that customers have come to trust.”

Rigney Digital Systems will remain a distinct operation within the Nitro Construction family, ensuring continuity for existing customers and supporting future growth in HVAC controls and building technology.

About Energy Services

Energy Services of America Corporation (NASDAQ: ESOA), headquartered in Huntington, West Virginia, is a contractor and service company that operates primarily in the mid-Atlantic and Central regions of the United States and provides services to customers in the natural gas, petroleum, water distribution, automotive, chemical, and power industries. Energy Services employs 1,000+ employees on a regular basis. The Company's core values are safety, quality, and production.

About Nitro Construction

For more than 60 years, Nitro Construction has been a trusted provider of industrial construction, fabrication, and maintenance services. Based in Nitro, West Virginia, the company has built its reputation on safety, craftsmanship, and long-term client partnerships. Today, Nitro continues to deliver reliable solutions for complex projects across the region, combining decades of experience with a forward-looking commitment to innovation.

About Rigney Digital Systems

Founded in 2000, Rigney Digital Systems is a trusted provider of HVAC control systems, specializing in solutions that optimize building performance and energy efficiency. With 25 years of experience and a reputation for technical expertise and customer service, Rigney has supported a wide range of facilities across the region.

Investor Relations:
Steven Hooser
Three Part Advisors, LLC
(214) 872-2710

Certain statements contained in the release including, without limitation, the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans, the integration of acquired business and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.